UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2006

CURATIVE HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-50371	51-0467366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

61 Spit Brook Road
Nashua, New Hampshire 03060

(Address of principal executive offices) (zip code)

(603) 888-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously announced, on March 27, 2006, Curative Health Services, Inc. (the “Company”) and its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Court”) seeking relief under Chapter 11 of Title 11 of the Bankruptcy Code (the “Chapter 11 Cases”) to implement and effect the Prepackaged Joint Plan of Reorganization dated February 6, 2006 (as modified, the “Prepackaged Plan”).

On May 23, 2006, the Company issued a press release announcing that on May 22, 2006, the Court entered the Findings of Fact, Conclusions of Law, and Order (I) Approving (A) Solicitation of Votes, Voting Procedures and Forms of Ballots, and (B) Debtors’ Disclosure Statement and (II) Under 11 U.S.C. § 1129(a) and (b) and Fed. R. Bankr. P. 3020, Confirming Debtors’ Prepackaged Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code (the “Confirmation Order”). A copy of the press release announcing the Confirmation Order is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.*

99.1  Press release, dated May 23, 2006.

*          We are furnishing under Item 8.01 of Form 8-K the press release included as Exhibit 99.1 to this report.  The press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 23, 2006

CURATIVE HEALTH SERVICES, INC.

By:	/s/ John C. Prior
John C. Prior
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.*	Description

99.1	Press release, dated May 23, 2006.

*

We are furnishing under Item 8.01 of Form 8-K the press release included as Exhibit 99.1 to this report.  The press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.